Exhibit 99.1

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED BALANCE SHEET

AS OF OCTOBER 31, 2016

(in thousands, except share data)

ASSETS
Investments held in trust, at fair value:
Fixed-maturity securities	$28,766
Cash equivalents held in trust	2,415
Total investments held in trust	31,181
Cash and cash equivalents	1,287
Fixed-maturity securities, at fair value	2,917
Accrued investment income	174
Prepaid expenses	13
Premiums receivable	228
Total assets	$35,800

LIABILITIES AND STOCKHOLDER’S EQUITY
Liabilities:
Losses and loss adjustment expenses	$583
Losses payable	47
Unearned premiums	272
Accrued ceding commission expense	25
Other liabilities	134
Total liabilities	1,061
Stockholder’s equity:
Common stock, $1 par value; 1,000 shares issued and outstanding	1
Additional paid-in capital	69,879
Retained deficit	(35,141)
Total stockholder’s equity	34,739
Total liabilities and stockholder’s equity	$35,800

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED STATEMENT OF OPERATIONS

FOR THE MONTH ENDED OCTOBER 31, 2016

(in thousands)

Revenues:
Premiums earned	$245
Net investment income	28
Total revenues	273
Expenses:
Underwriting expense	70
General and administrative expenses	140
Total expenses	210
Income before federal income taxes	63
Federal income tax benefit	—
Net income	$63